                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                   FORM 8-K/A


                       AMENDMENT TO APPLICATION OR REPORT


                  Filed pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934




                                   TEAM, INC.
         --------------------------------------------------------------
             (Exact name of registrant as specified in its charter)



                                 AMENDMENT NO. 1



The undersigned Registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K filed September 9, 1998, as set forth in the pages attached hereto:




                               Item 7: (a) and (b)



Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, hereby duly authorized.


                                                       TEAM, INC.
                                         --------------------------------------
                                                       Registrant



Date  November 9, 1998                   /s/ TED W. OWEN
----------------------                   --------------------------------------
                                         Ted W. Owen
                                         Vice President, Chief Financial Officer
                                         and Secretary

                                   TEAM, INC.

                                      INDEX

                                                                                                               PAGE

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

      (a)   Consolidated Financial Statements of Climax Portable Machine Tools, Inc.

            Independent Auditors' Report                                                                           1

            Consolidated Financial Statements

                Consolidated Balance Sheets as of December 31, 1997 and 1996                                       2

                Consolidated Statements of Shareholders' Equity for the Years Ended
                    December 31, 1997 and 1996                                                                     3

                Consolidated Statements of Operations for the Years Ended December 31, 1997
                    and 1996                                                                                       4

                Consolidated Statements of Cash Flows for the Years Ended December 31, 1997
                    and 1996                                                                                       5

                Notes to Financial Statements                                                                     7-19

            Interim Consolidated Financial Statements (Unaudited)

                Consolidated Balance Sheet as of June 30, 1998                                                    20

                Consolidated Statement of Shareholders' Equity for the Six-Month Period Ended
                    June 30, 1998                                                                                 21

                Consolidated Statements of Operations for the Six-Month Periods Ended
                    June 30, 1998 and 1997                                                                        22

                Consolidated Statements of Cash Flows for the Six-Month Periods Ended
                    June 30, 1998 and 1997                                                                        23

                Notes to Financial Statements                                                                    25-26

      (b)   Pro Forma Consolidated Financial Information of Team, Inc. (Unaudited)

                Pro Forma Consolidated Financial Statements                                                       27

                Pro Forma Consolidated Statement of Operations - Year Ended May 31, 1998                          28

                Pro Forma Consolidated Statement of Operations - Three Months Ended
                    August 31, 1998                                                                               29

                Notes to Pro Forma Consolidated Financial Statements                                              30


                          INDEPENDENT AUDITORS' REPORT



To the Board of Directors and Shareholders
Climax Portable Machine Tools, Inc.
  and Subsidiaries
Newberg, Oregon



             We have audited the accompanying consolidated balance sheets of Climax Portable Machine Tools, Inc. (an Oregon corporation) and Subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of shareholders' equity, operations and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

             We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

             In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Climax Portable Machines Tools, Inc. and Subsidiaries as of December 31, 1997 and 1996, and the results of their operations and cash flows for the years then ended, in conformity with generally accepted accounting principles.














/s/ MAGINNIS & CAREY LLP
Portland, Oregon
June 24, 1998, except for Notes 8 and 9 as to
which the date is September 1, 1998

                       CLIMAX PORTABLE MACHINE TOOLS, INC.
                                 Newberg, Oregon


CONSOLIDATED BALANCE SHEETS                                                      DECEMBER 31, 1997 AND 1996
-----------------------------------------------------------------------------------------------------------

                                                                                     1997         1996
                                                                                  ----------   ----------
                                                 ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                                        247,177    1,010,782
    Accounts receivable, less provision
        for doubtful accounts of $115,071
        and $50,000 (Note 5)                                                       1,378,107      998,419
    Inventory (Notes 2, 5)                                                           978,589    1,072,646
    Other receivables                                                                 15,746       83,598
    Prepaid expenses                                                                 125,214       98,325
    Deferred tax asset (Note 4)                                                      135,880      104,135
    Net current assets - discontinued operations (Note 9)                            238,611
                                                                                  ----------   ----------
              Total current assets                                                 3,119,324    3,367,905

PROPERTY, PLANT AND EQUIPMENT (Notes 3, 5, 6, 7)
    Cost, less accumulated depreciation
        of $2,977,865 and $2,775,438                                               2,939,901    2,545,620

OTHER ASSETS
    Cash surrender value of officers' life insurance                                  44,642       38,710
    Other                                                                             11,963       10,771
                                                                                  ----------   ----------
           Total assets                                                           $6,115,830   $5,963,006
                                                                                  ==========   ==========

                                    LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable                                                                 200,109      199,411
    Bank line of credit (Note 5)                                                                   65,000
    Customer deposits                                                                 99,730      108,947
    Accrued payroll and payroll taxes                                                 43,446      150,327
    Accrued profit sharing contributions                                             558,182      425,000
    Accrued expenses                                                                 272,680      153,930
    Accrued income taxes (Note 4)                                                    207,602      215,016
    Estimated losses from discontinued operations (Note 9)                           306,566
    Current portion of long-term debt (Note 7)                                       223,693      143,469
                                                                                  ----------   ----------
              Total current liabilities                                            1,912,008    1,461,100

LONG-TERM DEBT (Note 7)
    Notes payable, less current portion                                            1,592,636    1,151,147

DEFERRED TAX LIABILITY (Note 4)                                                       35,743       47,655

NET LONG-TERM LIABILITIES - discontinued operations (Note 9)                         275,873
                                                                                  ----------   ----------

              Total liabilities                                                    3,816,260    2,659,902
COMMITMENTS AND CONTINGENCIES (Notes 5, 6)

SHAREHOLDERS' EQUITY                                                               2,299,570    3,303,104
                                                                                  ----------   ----------

              Total liabilities and shareholders' equity                          $6,115,830   $5,963,006
                                                                                  ==========   ==========


   The accompanying notes are an integral part of these financial statements.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


CONSOLIDATED STATEMENTS                                                                 YEARS ENDED
OF SHAREHOLDERS' EQUITY                                                  DECEMBER 31, 1997 AND 1996
---------------------------------------------------------------------------------------------------
                                                                             1997           1996
                                                                         -----------    -----------
CAPITAL STOCK

    Common stock, no par value

        Authorized - 50,000 shares

        Beginning of year -

           Issued and outstanding 24,415 shares                              100,000        100,000

        Redemption of common stock - 180 shares                               (5,550)
                                                                         -----------    -----------

        End of year -

           Issued and outstanding - 24,235 and 24,415 shares                  94,450        100,000
                                                                         -----------    -----------


PAID-IN CAPITAL                                                               10,959         10,959
                                                                         -----------    -----------


RETAINED EARNINGS

    Balance - Beginning of year                                            3,192,145      2,775,760

    Redemption of common stock                                               (14,448)

    Net income (loss)                                                       (983,536)       416,385
                                                                         -----------    -----------

    Balance - End of year                                                  2,194,161      3,192,145
                                                                         -----------    -----------


TOTAL SHAREHOLDERS' EQUITY                                               $ 2,299,570    $ 3,303,104
                                                                         ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                      CLIMAX PORTABLE MACHINE TOOLS, INC.


CONSOLIDATED                                                                                    YEARS ENDED
STATEMENTS OF OPERATIONS                                                         DECEMBER 31, 1997 AND 1996
-----------------------------------------------------------------------------------------------------------
                                                           1997                            1996
                                               ----------------------------    ----------------------------
                                                  Amount            %             Amount             %
                                               ------------    ------------    ------------    ------------
SALES, less discounts and allowances
    of $400,099 and $399,375                     10,873,805           100.0       9,676,276           100.0

COST OF GOODS SOLD                                5,500,680            50.6       5,057,280            52.3
                                               ------------    ------------    ------------    ------------

GROSS PROFIT                                      5,373,125            49.4       4,618,996            47.7

SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                       3,458,350            31.8       3,179,197            32.8
                                               ------------    ------------    ------------    ------------

INCOME FROM OPERATIONS                            1,914,775            17.6       1,439,799            14.9
                                               ------------    ------------    ------------    ------------
OTHER EXPENSE
    Interest expense, net of interest
        income of $39,447 and $9,308                (80,082)           (0.7)       (126,175)           (1.3)

    Profit sharing contributions -
        ESOP                                       (305,870)           (2.8)       (268,006)           (2.8)
        Current compensation                       (252,312)           (2.3)       (156,994)           (1.6)

    Research, development and
        miscellaneous expenses                     (213,885)           (2.0)       (231,530)            2.4)
                                               ------------    ------------    ------------    ------------


           Total other expense                     (852,149)           (7.8)       (782,705)           (8.1)
                                               ------------    ------------    ------------    ------------

INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                            1,062,626             9.8         657,094             6.8

PROVISION FOR INCOME TAXES (Note 4)                 398,845             3.7         240,709             2.5
                                               ------------    ------------    ------------    ------------
INCOME FROM CONTINUING OPERATIONS                   663,781             6.1         416,385             4.3
                                               ------------    ------------    ------------    ------------

DISCONTINUED OPERATIONS (Note 9)
    Losses from operations from discontinued
        Alsana subsidiary, net of income tax
    benefit of $179,267                          (1,194,214)          (11.0)
    Estimated loss on disposal                     (453,103)           (3.7)
                                               ------------    ------------    ------------    ------------

                                                 (1,647,317)          (14.7)
                                               ------------    ------------    ------------    ------------

NET INCOME (LOSS)                              $   (983,536)           (8.6)   $    416,385             4.3
                                               ============    ============    ============    ============


   The accompanying notes are an integral part of these financial statements.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.

CONSOLIDATED                                                                                           YEARS ENDED
STATEMENTS OF CASH FLOWS                                                                DECEMBER 31, 1997 AND 1996
------------------------------------------------------------------------------------------------------------------

                                                                                            1997          1996
                                                                                         ----------    ----------
OPERATING ACTIVITIES
    Net income (loss)                                                                      (983,536)      416,385
    Loss from discontinued operations                                                     1,647,317
                                                                                         ----------    ----------

                  Income from continuing operations                                         663,781       416,385

    Adjustments to reconcile income from continuing
        operations to net cash provided by continuing operating activities -
          Depreciation and amortization                                                     454,651       424,286
          Land development costs written off                                                               78,404
          Gain on disposition of equipment                                                   (6,143)      (10,500)
          Provision for losses on accounts receivable                                        65,071        25,000
          Deferred income taxes                                                             (43,657)        5,154
          Changes in operating assets and liabilities:
             Accounts receivable                                                           (444,759)       67,220
             Inventory                                                                       94,057        87,020
             Income taxes                                                                    (7,414)      321,027
             Accounts payable and accrued expenses                                           12,567        56,091
             Accrued profit sharing contributions                                           133,182       425,000
             Other assets and liabilities                                                    30,520       (81,864)
                                                                                         ----------    ----------

                  Net cash provided by continuing operating activities                      951,856     1,813,223
                                                                                         ----------    ----------

    Cash flows from discontinued operations
        Loss from discontinued operations                                                (1,647,317)
        Adjustments to reconcile net loss from discontinued
          operations to net cash used by discontinued
          operating activities -
             Minority interest                                                              (86,704)
             Depreciation                                                                    83,389
             Accrued losses from discontinued operations                                  1,077,007
             Provision for losses on accounts receivable                                     10,212
             Deferred income taxes                                                         (183,149)
        Changes in operating assets and liabilities -
          Income taxes                                                                      (12,221)
          Other current assets                                                              639,508
          Other current liabilities                                                        (241,101)
                                                                                         ----------    ----------

                  Net cash used by discontinued operating activities                       (360,376)
                                                                                         ----------    ----------

                  Net cash provided by operating activities                                 591,480     1,813,223
                                                                                         ==========    ==========



   The accompanying notes are an integral part of these financial statements.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


CONSOLIDATED                                                                             YEARS ENDED
STATEMENTS OF CASH FLOWS - CONTINUED                                      DECEMBER 31, 1997 AND 1996
----------------------------------------------------------------------------------------------------

                                                                              1997           1996
                                                                          -----------    -----------

Net cash provided by operating activities                                     591,480      1,813,223
                                                                          -----------    -----------
INVESTING ACTIVITIES - CONTINUING OPERATIONS
    Purchases of machinery and equipment                                     (499,421)      (117,517)
    Additions to building and fixtures                                        (49,649)       (32,786)
    Additions to equipment for self-constructed assets,
        net of $348,312 and $304,937 transferred to inventory                (159,310)      (101,424)
    Proceeds from disposition of equipment                                      7,216         10,500
    Investment in subsidiaries                                               (516,993)
    Advances to discontinued subsidiary                                      (272,933)
    Increase in cash value of officers' life insurance                         (5,932)       (11,656)
                                                                          -----------    -----------
                  Subtotal                                                 (1,497,022)      (252,883)
                                                                          -----------    -----------
INVESTING ACTIVITIES - DISCONTINUED OPERATIONS
    Purchases of machinery and equipment                                      (34,744)
    Proceeds from disposition of equipment                                    255,000
    Advances from parent company                                              272,933
                                                                          -----------    -----------

                  Subtotal                                                    493,189
                                                                          -----------    -----------

                  Net cash used by investing activities                    (1,003,833)      (252,883)
                                                                          -----------    -----------


FINANCING ACTIVITIES - CONTINUING OPERATIONS
    Proceeds from (payments on) bank line of credit, net                      (65,000)      (433,537)
    Payments on long-term debt                                               (179,720)      (144,776)
    Redemption of common stock                                                (19,998)
                                                                          -----------    -----------

                  Subtotal                                                   (264,718)      (578,313)
                                                                          -----------    -----------

FINANCING ACTIVITIES - DISCONTINUED OPERATIONS
    Proceeds from borrowings on long-term debt                                375,318
    Payments on long-term debt                                               (431,168)
                                                                          -----------    -----------

                  Subtotal                                                    (55,850)
                                                                          -----------    -----------

                  Net cash used by financing activities                      (320,568)      (578,313)
                                                                          -----------    -----------

NET INCREASE (DECREASE) IN CASH
    AND CASH EQUIVALENTS                                                     (732,921)       982,027

CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR                               1,010,782         28,755
                                                                          -----------    -----------

TOTAL CASH AND CASH EQUIVALENTS - END OF YEAR                                 277,861      1,010,782

CASH ATTRIBUTABLE TO DISCONTINUED OPERATIONS                                  (30,684)
                                                                          -----------    -----------

CASH AND CASH EQUIVALENTS - END OF YEAR                                   $   247,177    $ 1,010,782
                                                                          ===========    ===========


   The accompanying notes are an integral part of these financial statements.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS           DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

                                   THE COMPANY

                  Climax Portable Machine Tools, Inc. was incorporated in Oregon in 1966. The Company's principal business is the design and manufacture of transportable metal-cutting machine tools for on-site maintenance and repair purposes in the United States and internationally. Its subsidiaries are Climax International II, Inc. which is a Foreign Sales Corporation incorporated in the U.S. Virgin Islands, Climax Leasing, Inc., and Alsana, Inc., dba Otto Tool. The Company's main offices and manufacturing facilities are located in Newberg, Oregon, with subsidiary facilities in El Dorado Hills, California. The Company also maintains a sales and support office in North Carolina.




1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         Climax Portable Machine Tools, Inc. employs accounting policies that are in accordance with generally accepted accounting principles in the United States of America. The presentation of consolidated financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

         BASIS OF PRESENTATION AND CONSOLIDATION. The consolidated financial statements include the accounts of the Company and its 100% owned subsidiaries, Climax International II, Inc. and Climax Leasing, Inc., and its 75% owned subsidiary, Alsana, Inc., dba Otto Tool. Significant intercompany accounts and transactions have been eliminated in consolidation.

         Effective August 31, 1997, the Company purchased 75% of the outstanding shares of Alsana, Inc., a California company, for a total cost of $1,030,556. Alsana primarily manufactures stainless steel tubing preparation equipment for use by process piping contractors in the construction of semiconductor, pharmaceutical and food processing plants. The results of operations of Alsana, Inc. after August 31, 1997 that were attributable to the minority shareholders were allocated to the 25% minority shareholders until the minority interest in Alsana, Inc.'s shareholders' equity was reduced to zero (Note 9).

         Goodwill arising from the acquisition of Alsana, Inc. totaled $770,442, which represents the excess of cost over the net book value of the assets of Alsana, Inc. as of August 31, 1997. The carrying value of goodwill was not evaluated for financial impairment due to the subsequent disposal of Alsana and its classification as a discontinued operation (Note 9).

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS            DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

         INVENTORIES. The parent Company's inventories are stated at the lower of last-in, first-out (LIFO) cost or market. If inventories had been valued using a combination of current average costs and first-in, first-out (FIFO) costs, inventories would have been $357,590 and $358,009 higher than reported at December 31, 1997 and 1996, respectively. Inventories for Alsana, Inc. included in the consolidated financial statements are stated at the lower of first-in, first-out (FIFO) cost or market.

         PROPERTY, PLANT AND EQUIPMENT. Property, plant and equipment is stated at cost. Depreciation is computed by the declining balance, straight-line and units-of-production methods over the estimated useful or productive lives of the related assets.

         The Company leases certain equipment under capital leases. The assets and related liabilities are recorded at the lower of the present value of the minimum lease payments or the fair value of the assets at lease inception. Amortization of the assets is included in depreciation expense.

         UNDEVELOPED LAND. Undeveloped land is stated at its cost of $302,118, and preliminary development costs totaling $15,000 have been capitalized. Interest and other carrying costs are being expensed until final development and construction commences. During 1996, management determined that preliminary development costs, consisting of architects' plans and other costs incurred for future plant expansion, would not provide a future benefit; therefore, $78,404 of these costs were written off.

         WARRANTY COSTS. The Company provides a warranty against defects in materials and workmanship for one year following the date of sale. Costs of product warranties are charged to cost of goods sold as incurred. Management believes future warranty costs will be incurred at a rate comparable with recent experience.

         EMPLOYEE SAVINGS PLAN. The Company maintains an Employee Savings Plan
(ESP) for the benefit of substantially all eligible employees. Contributions are in the form of salary reductions which participants have elected to defer and the Company has contributed on their behalf.

         EMPLOYEE STOCK OWNERSHIP PLAN. The Company also maintains an Employee Stock Ownership Plan (ESOP) which covers substantially all eligible employees. The cost of the ESOP is borne by the Company through annual contributions in discretionary amounts determined by the board of directors. These contributions are allocated to the participants' ESOP accounts based on current compensation for the year. For 1997 and 1996, retirement plan contributions were $305,870 and $268,006, respectively. During 1997 and 1996, respectively, the ESOP purchased 475 and 520 shares of the Company's common stock, bringing its total ownership at December 31, 1997 to 7,762 shares with an approximate appraised value of $1,115,399. The Company has the ultimate responsibility to repurchase these shares from terminated ESOP participants, if they are not repurchased by the ESOP itself. The ESOP had receivables and other investments totaling approximately $962,000 that could be available to fund the repurchase of shares from terminated ESOP participants.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS            DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------


1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - Continued

         INCOME TAXES. Income taxes are provided for all items included in the statements of operations regardless of the period when such items are reported for tax purposes. Any tax effect of the temporary differences between financial and income tax reporting is reflected in deferred income taxes in the financial statements. The significant temporary differences reflected in the deferred tax asset are the allowance for doubtful accounts, capitalized inventory adjustments and payroll related accruals. The deferred tax liability results from the use of accelerated depreciation for income tax purposes. The deferred income tax asset related to goodwill, certain inventory adjustments and losses on disposition of operations related to Alsana, Inc. has been offset by a valuation allowance due to the uncertainty of any future tax benefits associated with those items.

         CASH AND CASH EQUIVALENTS. Cash balances are on deposit with a financial institution; periodically throughout the years ended December 31, 1997 and 1996, the balances exceeded the amounts insured by the Federal Deposit Insurance Corporation. Cash equivalents consists of highly liquid commercial paper with maturities of less than three months when originally purchased. At December 31, 1997 and 1996 the Company had $300,000 and $985,667, respectively, invested in commercial paper.




2.   INVENTORY

         Inventory consists of the following at December 31:

                                              1997         1996
                                           ----------   ----------

Raw materials                                 136,163      135,147
Finished parts                                652,281      796,497
Work in process                               244,224      242,641
Finished machines                             303,511      256,370
                                           ----------   ----------

                                            1,336,179    1,430,655
Less:  LIFO reserve                           357,590      358,009
                                           ----------   ----------

                                           $  978,589   $1,072,646
                                           ==========   ==========


         During the years ended December 31, 1997 and 1996, certain items of rental and demonstration equipment which had originally been capitalized, were transferred back from property, plant and equipment to inventory for eventual resale to customers. These transfers were at original cost less accumulated depreciation, and totaled $348,312 and $304,937 for the years ended December 31, 1997 and 1996, respectively.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS           DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

3.   PROPERTY, PLANT AND EQUIPMENT

         The major categories of property, plant and equipment at year end were as follows:


                                                                       1997           1996
                                                                    -----------    -----------

Land and land improvements                                               97,607         97,607
Building I                                                              750,241        728,391
Building II and fixtures                                                847,350        819,551
Machinery and equipment (including approximately
  $255,000 under capital leases - 1997)                               3,675,125      3,303,488
Undeveloped land and preliminary development costs                      317,118        317,118
Assets leased to customers                                              230,325         54,903
                                                                    -----------    -----------

                                                                      5,917,766      5,321,058
         Less accumulated depreciation                               (2,977,865)    (2,775,438)
                                                                    -----------    -----------

                                                                    $ 2,939,901    $ 2,545,620
                                                                    ===========    ===========

         Depreciation expense was $453,957 and $423,598 for the years ended December 31, 1997 and 1996, respectively.




4.   INCOME TAXES

         The provision for income taxes and accrued income taxes consist of the following:


                                                                  1997
                                                  -------------------------------------
                                                  Continuing  Discontinued
                                                  operations   operations      Total          1996
                                                  ----------   ----------    ----------    ----------
Provision for current taxes
  Federal                                            382,268        3,882       386,150       189,217
  State                                               60,234                     60,234        46,338
                                                  ----------   ----------    ----------    ----------

         Total current provision                     442,502        3,882       446,384       235,555
Deferred income tax expense (benefit)                (43,657)    (183,149)     (226,806)
                                                  ----------   ----------    ----------    ----------

         Total provision (benefit)                $  398,845   $ (179,267)   $  219,578    $  235,555
                                                  ==========   ==========    ==========    ==========


                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS            DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------

4.   INCOME TAXES - Continued


                                                                1997
                                               --------------------------------------
                                               Continuing   Discontinued
                                               operations    operations      Total         1996
                                               ----------    ----------    ----------   ----------

Advance payments for current taxes
  Federal                                         189,600         9,272       198,872       14,800
  State                                            45,300                      45,300        5,739
                                               ----------    ----------    ----------   ----------

                                               $  234,900    $    9,272    $  244,172   $   20,539
                                               ==========    ==========    ==========   ==========

Accrued income taxes
  Federal                                         192,668        (5,390)      187,278      174,417
  State                                            14,934                      14,934       40,599
                                               ----------    ----------    ----------   ----------

                                               $  207,602    $   (5,390)   $  202,212   $  215,016
                                               ==========    ==========    ==========   ==========


         Deferred tax assets (liabilities) are comprised of the following at December 31:


                                                                       1997                               1996
                                               -------------------------------------------------- ---------------------
                                                 Continuing operations    Discontinued operations
                                                 Current     Long-term     Current    Long-term    Current    Long-term
                                                ---------    ---------    ---------   ---------   ---------   ---------
Deferred tax assets
  Accrued losses of Alsana, Inc.
     (Note 9(b))                                               239,000
  Loss on disposition of Alsana, Inc.
     (Note 9(c))                                               174,000
  Inventory adjustments                                        198,000
                                                ---------    ---------    ---------   ---------   ---------   ---------
         Subtotal                                              611,000
  Valuation allowance (Note 1)                                (611,000)
                                                ---------    ---------    ---------   ---------   ---------   ---------
         Net                                    $     -0-    $     -0-    $     -0-   $     -0-   $     -0-   $     -0-
                                                =========    =========    =========   =========   =========   =========

  Receivables                                      44,137                     3,635                  19,179
  Inventory                                        43,517                                77,587      46,524
  Payroll related accruals                         48,226                                            38,432
  Property, plant and equipment                                 10,487                    8,324                  10,360
  Other, net                                                                             13,423
                                                ---------    ---------    ---------   ---------   ---------   ---------
      Total deferred tax assets                   135,880       10,487        3,635      99,334     104,135      10,360


Deferred tax liability
  Depreciation                                                 (46,230)                                         (58,015)
                                                ---------    ---------    ---------   ---------   ---------   ---------
      Net deferred tax asset (liability)        $ 135,880    $ (35,743)   $   3,635   $  99,334   $ 104,135   $ (47,655)
                                                =========    =========    =========   =========   =========   =========


         The net total asset for deferred taxes from continuing operations at December 31, 1997 was $100,137, representing an increase of $43,657 from the net total asset for deferred taxes of $56,480 at December 31, 1996.

         The net total asset for deferred taxes from discontinued operations at December 31, 1997 was $102,969, representing an increase of $183,149 from the net deferred tax liability for Alsana, Inc. of $80,180 as of September 1, 1997.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS           DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

5.   BANK LINE OF CREDIT

         The bank line of credit consists of an operating line with a maximum commitment of $750,000 ($500,000 - 1996), not to exceed 80% of eligible accounts receivable, which is secured by substantially all of the Company's assets. Interest is variable at the prime rate plus 1.25% (9.75% at December 31, 1997). The balance is repayable on demand, but if no demand is made, any unpaid principal and interest is due at May 31, 1998, when the line of credit is subject to annual review.

         An additional revolving line of credit was established in 1997 with a maximum commitment of $500,000, for the purchase of fixed assets (mentioned in Note 6), which will convert to a term loan on May 31, 1998. Interest is variable at the prime rate plus 1% (9.5% at December 31, 1997).




6.   COMMITMENTS AND CONTINGENCIES

         (a) The Company has committed to purchase equipment during 1998 in the amount of $344,265, of which $35,358 had been prepaid as of December 31, 1997.

         (b) Alsana, Inc., dba Otto Tool leases its office and warehouse property from a partnership that is partly owned by one of its minority shareholders under a non-cancelable lease agreement. The lease was signed in September, 1997 for a period of three years. The base monthly lease payment is $7,000, and is subject to annual revision based on fluctuations in the consumer price index. Lease payments for the year ended December 31, 1997 totaled $38,000. Future minimum lease payments approximate the following:


         Year ending December 31,
         ------------------------
                    1998                                   84,000
                    1999                                   84,000
                    2000                                   56,000
                                                         --------

                                                         $224,000
                                                         ========


         (c) Alsana, Inc., dba Otto Tool is a guarantor under an equipment lease agreement of a company that is partly owned by one of its minority shareholders. The total amount of the guarantee approximates $835,000.

         (d) The Company is a co-defendant in a lawsuit filed by one of its competitors for alleged patent infringement by Alsana, Inc., seeking an undetermined amount of damages. Although the final outcome cannot be determined, management has entered into settlement negotiations and believes that the ultimate cost to the Company, if any, will not be material.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS           DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------

7.   LONG-TERM DEBT

         (a) Long-term debt for continuing operations consists of the following:

                                                                                          1997             1996
                                                                                       ----------       ----------
              Note payable to bank, due October 1, 1997, payable
                  in monthly installments of $3,187, including
                  interest at 7.88%, secured by equipment                                                   30,747

              Note payable to bank, due April 1, 1999, payable in monthly installments of $790, including interest
                  at 9.23%, secured by equipment                                           11,185           19,858

              Note payable to bank, due October 1, 1999, payable
                  in monthly installments of $4,265, including
                  interest at 9.25%, secured by equipment                                  83,385          127,984

              Note payable to bank, due March 1, 2001, payable in monthly installments of $3,369, including interest at 7.662%, with initial payment due March 1, 1996,
                  secured by equipment                                                     90,076          133,873

              Note payable to bank, due April 1, 2001, payable in monthly installments of $5,085, including interest at 8.83%, with a balloon payment of approximately
                  $474,000 due at maturity, secured by Building I                         524,369          539,458

              Note payable to bank, due April 1, 2005, payable
                  in monthly installments of $4,254, including
                  interest of 9.5%, secured by Building II                                432,542          442,696

              Amounts due under Alsana Stock Purchase Agreement, $70,322 paid in
                  February, 1998, and balance of $404,557 payable under a
                  promissory note in September, 1999, interest payable monthly
                  at 9.5% per annum                                                       474,879
                                                                                       ----------       ----------

                  Subtotal                                                              1,616,436        1,294,616

              Obligations under capital lease, secured by equipment,
                  payable in monthly installments of $5,450, including
                  imputed interest at 10.05%, due 2001                                    199,893
                                                                                       ----------       ----------

                                                                                        1,816,329        1,294,616
              Less: Current portion                                                       223,693          143,469
                                                                                       ----------       ----------
                                                                                       $1,592,636       $1,151,147
                                                                                       ==========       ==========

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS           DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------


7.   LONG-TERM DEBT - Continued

         Annual maturities of long-term debt for continuing operations after December 31, 1997 are as follows:

                             1998                                                         223,693
                             1999                                                         164,381
                             2000                                                         506,436
                             2001                                                         536,395
                             2002                                                          15,100
                          Thereafter                                                      370,324
                                                                                       ----------

                                                                                       $1,816,329
                                                                                       ==========


         (b) The following is a schedule of future minimum lease payments required under the capital lease for continuing operations, together with the present value of the minimum lease payments at December 31, 1997.


                   Year ending December 31,
                   ------------------------
                             1998                                                          59,950
                             1999                                                          65,400
                             2000                                                          65,400
                             2001                                                          49,050
                                                                                         --------
                                                                                          239,800
           Less amount representing interest                                              (39,907)
                                                                                         --------
                                                                                         $199,893
                                                                                         ========


           (c) Long term debt for discontinued operations consists of the following:

                                                                                           1997              1996
                                                                                          -------           -------

              Note payable to minority shareholder of subsidiary, payable in monthly installments of $2,079, including interest at 9.5%, unpaid balance due in full on
                  September 2, 2002                                                        95,057

              Note payable to bank, due September 3, 2002, payable in monthly installments of $6,631, including interest at 8.5%, secured by substantially all of Alsana, Inc.'s
                  assets                                                                  304,228

              Note payable to minority shareholder of subsidiary, payable in monthly installments of interest only at 9.5% until September
                  1, 1999; thereafter monthly installments of
                  principal and interest are due in the amount of $1,947                  249,279
                                                                                          -------           -------

                  Subtotal                                                                648,564



                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS           DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------


7.   LONG-TERM DEBT - Continued
                                                                                          1997                1996
                                                                                          ----                ----

              Balance forward                                                             648,564

              Note payable to employee, due July 3, 1998, payable in a balloon
                  Payment on or before that date, along with
                  interest at 9.5%                                                          5,000
                                                                                         --------           --------

                  Subtotal                                                                653,564
                                                                                         --------           --------

              Obligations under capital leases, secured by equipment, payable in the following monthly installments of:

                  $2,977, including imputed interest at 13.68%, due 1998                   17,167
                  $2,869, including imputed interest at 12.87%, due 1998                   29,616
                  $289, including imputed interest at 9.50%, due 1998                       2,767
                  $179, including imputed interest at 9.00%, due 1998                       2,847
                  $1,553, including imputed interest at 17.00%, due 1999                   25,712
                  $1,268, including imputed interest at 10.65%, due 1999                   24,201
                  $2,904, including imputed interest at 14.10%, due 2000                   68,955
                  $544, including imputed interest at 18.98%, due 2000                     13,573
                  $1,783, including imputed interest at 10.94%, due 2001                   63,203
                                                                                         --------           --------

                                                                                          248,041
                                                                                         --------           --------

                  Subtotal                                                                901,605
              Less: Current portion                                                       199,269
                                                                                         --------           --------


                                                                                         $702,336           $    -0-
                                                                                         ========           ========


         Annual maturities of long-term debt of discontinued operations after December 31, 1997 are as follows:


                        1998                                                             199,269
                        1999                                                             161,616
                        2000                                                             142,633
                        2001                                                             128,872
                        2002                                                              97,800
                     Thereafter                                                          171,415
                                                                                        --------

                                                                                        $901,605
                                                                                        ========

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS           DECEMBER 31, 1997 AND 1996
--------------------------------------------------------------------------------


7.   LONG-TERM DEBT - Continued

           (d) The following is a schedule of future minimum lease payments required under capital leases for discontinued operations, along with the present value of the minimum lease payments at December 31, 1997:


                  Year ending December 31
                  -----------------------
                        1998                                                             151,083
                        1999                                                              87,401
                        2000                                                              36,820
                        2001                                                              59,539
                                                                                        --------
                                                                                         334,843
              Less amount representing interest                                          (86,802)
                                                                                        --------

           Present value included in long-term debt                                     $248,041
                                                                                        ========



8.   SUBSEQUENT EVENTS

        (a) On May 21, 1998, the Board of Directors of the Company authorized the purchase of the remaining 25% of the outstanding shares of Alsana, Inc. The total cost for the remaining 25% of the shares was $60,000, of which $25,000 was paid in cash, with the balance represented by a note payable.

        (b) On May 15, 1998, a subsidiary of the Company entered into a joint venture agreement with Integra Services Technologies, Inc. to form Climax Rental Venture, LLC. The Company accounts for its investment in Climax Rental Venture, LLC under the equity method.

        (c) Effective as of August 31, 1998, the Company sold 100% of the issued and outstanding capital stock of Alsana, Inc. to a Limited Liability Company consisting of the Company's president/majority shareholder and four other members of the Company's management.

        (d) Subsequent to December 31, 1997, the shareholders of the Company entered into negotiations for the sale of 100% of the Company's outstanding common stock. Effective as of August 31, 1998, all of the Company's common stock was sold to Team, Inc., of Alvin, Texas.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS           DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------


9.     DISCONTINUED OPERATIONS

           (a) As discussed in Note 8 above, on August 31, 1998 the Company disposed of its wholly owned subsidiary, Alsana, Inc. The results of Alsana, Inc., and the loss on disposal, have been classified as discontinued operations in the accompanying financial statements. Alsana's results for the four month period ended December 31, 1997 were as follows:


           Sales, less discounts and allowances of $199,095                              411,569
           Cost of goods sold                                                           (990,760)
           Selling, general and administrative expenses                                 (255,960)
           Interest expense, net                                                         (31,368)
           Other income, net                                                              30,238
                                                                                       ---------
                Loss before income taxes                                               $(836,281)
                                                                                       =========



           (b) The losses arising from the operations of the discontinued Alsana subsidiary are summarized as follows:


           1997 loss before income taxes (Note 9(a))                                    (836,281)
           Credit for income taxes (Note 4)                                              179,267
                                                                                     -----------

           Net loss - 1997                                                              (657,014)
           Loss allocated to the minority interest
              of Alsana's 25% shareholders                                                86,704
                                                                                     -----------

                Balance of 1997 losses                                                  (570,310)

           Estimated 1998 loss before income taxes                                      (623,904)
           Credit for income taxes (Note 4)                                                   -0-
                                                                                     -----------

                Losses from operations of Alsana                                     $(1,194,214)
                                                                                     ===========


                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS           DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------


9.     DISCONTINUED OPERATIONS - Continued


           (c) The estimated loss on the disposal of Alsana is as follows:

           Acquisition of Alsana stock                                                 1,090,556
           Intercompany loans and advances                                               941,637
                                                                                     -----------

                                                                                       2,032,193
           Consideration for sale, representing assumption
                of amounts due to former shareholders of Alsana                          439,557
                                                                                     -----------

                                                                                       1,592,636
           Less operating losses already recorded
                by the Company (Note 9(b))                                            (1,194,214)
                                                                                     -----------

                                                                                         398,422
           Elimination of intercompany profit on equipment
                sold by Alsana to Climax                                                  53,349
           Unamortized organizational costs                                                1,332
                                                                                     -----------

           Estimated loss on disposal                                                $   453,103
                                                                                     ===========



           Potential deferred tax assets arising from the loss on disposal were fully provided against with a valuation allowance, due to their uncertainty (Notes 1, 4).

           (d) The estimated loss on the disposal of Alsana, Inc. as reflected on the accompanying balance sheet at December 31, 1997 consists of the following:


           Accrual of 1998 losses                                                        623,904
           Estimated loss on disposal                                                    453,103
                                                                                      ----------
                                                                                       1,077,007
           Goodwill arising from acquisition of Alsana, Inc.
              and eliminated upon disposal                                              (770,441)
                                                                                      ----------
                  Accrual for estimated losses                                        $  306,566
                                                                                      ==========

                       CLIMAX PORTABLE MACHINE TOOLS, INC.


NOTES TO CONSOLIDATED FINANCIAL STATEMENTS           DECEMBER 31, 1997 AND 1996
-------------------------------------------------------------------------------


9.   DISCONTINUED OPERATIONS - Continued

           (e) The components of the net current assets and net long-term liabilities for discontinued operations included in the accompanying consolidated balance sheet as of December 31, 1997 were as follows:


                Net current assets
                  Cash                                                                    30,684
                  Accounts receivable                                                    219,283
                  Inventory                                                              335,843
                  Other current assets                                                     8,635
                  Accounts payable                                                      (110,865)
                  Accrued payroll and expenses                                           (45,700)
                  Current portion of long-term debt                                     (199,269)
                                                                                      ----------
                  Net current assets - discontinued operations                        $  238,611
                                                                                      ==========
                Net long-term liabilities
                  Property, plant and equipment, less
                     accumulated depreciation of $708,159                                324,145
                  Deferred income taxes                                                   99,334
                  Other non-current assets                                                 2,984
                  Long-term debt, less current portion                                  (702,336)
                                                                                      ----------
                  Net long-term liabilities - discontinued operations                 $ (275,873)
                                                                                      ==========



10.  SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

           a) Cash paid during the year for interest was $149,603 ($135,483 -
1996).

           b) Cash paid during the year for taxes was $455,717 ($9,573 - 1996).

           c) During 1997, in connection with the acquisition of Alsana, Inc. the Company issued a note payable to the selling shareholders in the amount of $404,557, and incurred a contractual obligation of $70,322 as of December 31, 1997.

           d) As of December 31, 1997, the Company recorded a provision for losses from discontinued operations through August 31, 1998, and a related loss on disposal of Alsana, Inc. (Note 9).

                       CLIMAX PORTABLE MACHINE TOOLS, INC.
                                 Newberg, Oregon

CONSOLIDATED BALANCE SHEET                                 JUNE 30, 1998
------------------------------------------------------------------------------
                                                            (unaudited)

                                                                                                      1998
                                                                                                   -----------

                                                      ASSETS
CURRENT ASSETS
    Cash and cash equivalents                                                                           68,102
    Accounts receivable, less provision
        for doubtful accounts of $114,643                                                            1,885,468
    Inventory (Note 2)                                                                               1,809,907
    Other receivables                                                                                  118,680
    Prepaid expenses                                                                                   148,956
    Deferred tax asset                                                                                  99,520
                                                                                                    ----------
              Total current assets                                                                   4,130,633

PROPERTY, PLANT AND EQUIPMENT (Note 3)
    Cost, less accumulated depreciation
        of $3,129,252                                                                                3,018,760

OTHER ASSETS
    Cash surrender value of officers' life insurance                                                    50,642
    Other                                                                                              124,357
                                                                                                    ----------

           Total assets                                                                             $7,324,392
                                                                                                    ==========
                                       LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
    Accounts payable                                                                                   394,592
    Bank line of credit                                                                                830,000
    Customer deposits                                                                                   44,535
    Accrued payroll and payroll taxes                                                                  427,251
    Accrued profit sharing contributions                                                               295,000
    Accrued expenses                                                                                   277,493
    Accrued income taxes                                                                                21,530
    Current portion of long-term debt                                                                  229,167
                                                                                                    ----------
              Total current liabilities                                                              2,519,568

LONG-TERM DEBT
    Notes payable, less current portion                                                              1,865,690
    Other liabilities                                                                                   55,302

NET LONG-TERM LIABILITIES - discontinued operations (Note 4)                                            10,539


SHAREHOLDERS' EQUITY                                                                                 2,873,293
                                                                                                    ----------
              Total liabilities and shareholders' equity                                            $7,324,392
                                                                                                    ==========



   The accompanying notes are an integral part of these financial statements.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.

CONSOLIDATED STATEMENT                                  SIX MONTH PERIOD ENDED
OF SHAREHOLDERS' EQUITY                                     JUNE 30, 1998
-------------------------------------------------------------------------------
                                                             (unaudited)

                                                                                                       1998
                                                                                                    ----------

CAPITAL STOCK

    Common stock, no par value

        Authorized - 50,000 shares


           Issued and outstanding - 24,235                                                              94,450
                                                                                                    ----------



PAID-IN CAPITAL                                                                                         10,959
                                                                                                    ----------


RETAINED EARNINGS

    Balance - Beginning of period                                                                    2,194,161

    Net income (loss)                                                                                  573,723
                                                                                                    ----------

    Balance - End of period                                                                          2,767,884
                                                                                                    ----------



TOTAL SHAREHOLDERS' EQUITY                                                                          $2,873,293
                                                                                                    ==========



   The accompanying notes are an integral part of these financial statements.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.

CONSOLIDATED                                           SIX MONTH PERIODS ENDED
STATEMENTS OF OPERATIONS                                 JUNE 30,1998 AND 1997
------------------------------------------------------------------------------
                                                              (unaudited)

                                                              1998           1997
                                                          -----------    -----------
SALES, less discounts and allowances
    of $275,944 and $178,555                              $ 6,099,425    $ 4,779,151


COST OF GOODS SOLD                                          2,937,063      2,663,140
                                                          -----------    -----------

GROSS PROFIT                                                3,162,362      2,116,011


SELLING, GENERAL AND
    ADMINISTRATIVE EXPENSES                                 1,850,104      1,443,671
                                                          -----------    -----------

INCOME FROM OPERATIONS                                      1,312,258        672,340
                                                          -----------    -----------

OTHER EXPENSE
    Interest expense, net of interest
        income of $25,767 and $14,983                        (116,718)       (61,721)

    Profit sharing contributions
        ESOP                                                 (295,000)      (225,000)

    Research, development and
        miscellaneous expenses                               (182,774)        (6,922)
                                                          -----------    -----------

           Total other expense                               (594,492)      (293,643)
                                                          -----------    -----------

INCOME FROM CONTINUING OPERATIONS
   BEFORE INCOME TAXES                                        717,766        378,697


PROVISION FOR INCOME TAXES                                    144,043        142,800
                                                          -----------    -----------

INCOME FROM CONTINUING OPERATIONS                         $   573,723    $   235,897
                                                          -----------    -----------

DISCONTINUED OPERATIONS
    Losses from operations from discontinued
        Alsana subsidiary
    Estimated loss on disposal                                     --             --
                                                          -----------    -----------

                                                                   --             --
                                                          -----------    -----------

NET INCOME                                                $   573,723    $   235,897
                                                          ===========    ===========



   The accompanying notes are an integral part of these financial statements.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.

CONSOLIDATED                                            SIX MONTH PERIODS ENDED
STATEMENTS OF CASH FLOWS                                 JUNE 30,1998 AND 1997

-------------------------------------------------------------------------------
                                                              (unaudited)

                                                                                     1998          1997
                                                                                   ---------    ---------
OPERATING ACTIVITIES
    Net income (loss)                                                                573,723      235,897
    Loss from discontinued operations                                                     --           --
                                                                                   ---------    ---------

                  Income from continuing operations                                  573,723      235,897

    Adjustments to reconcile income from continuing
        operations to net cash used by continuing operating activities -
          Depreciation and amortization                                              284,317      234,445
          Gain on disposition of equipment                                           (13,812)          --
          Provision for losses on accounts receivable                                     --        1,715
          Deferred income taxes                                                          617       21,526
          Changes in operating assets and liabilities:
             Accounts receivable                                                    (507,361)    (329,115)
             Inventory                                                              (831,318)    (122,109)
             Income taxes                                                           (245,700)    (189,667)
             Accounts payable and accrued expenses                                   527,906      (80,464)
             Accrued profit sharing contributions                                   (263,182)    (200,027)
             Other assets and liabilities                                           (124,140)     393,210
                                                                                   ---------    ---------

                  Net cash used by continuing operating activities                  (598,950)     (34,589)
                                                                                   ---------    ---------

    Cash flows from discontinued operations
        Loss from discontinued operations                                                 --           --
        Adjustments to reconcile net loss from discontinued
          operations to net cash used by discontinued
          operating activities -
             Depreciation                                                             85,189           --
             Accrued losses from discontinued operations                            (566,375)          --
             Provision for losses on accounts receivable                              45,200           --
             Gain on disposition of equipment                                        (65,000)          --
             Deferred income taxes                                                   102,969           --
        Changes in operating assets and liabilities -
          Current assets                                                             225,475           --
          Current liabilities                                                        (78,235)          --
                                                                                   ---------    ---------

                  Net cash used by discontinued operating activities                (250,777)          --
                                                                                   ---------    ---------

                  Net cash used by operating activities                             (849,727)     (34,589)
                                                                                   ---------    ---------



   The accompanying notes are an integral part of these financial statements.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.

CONSOLIDATED                                            SIX MONTH PERIODS ENDED
STATEMENTS OF CASH FLOWS - CONTINUED                      JUNE 30,1998 AND 1997

-------------------------------------------------------------------------------
                                                               (unaudited)

                                                                             1998           1997
                                                                         -----------    -----------

Net cash provided by operating activities                                   (849,727)       (34,589)

INVESTING ACTIVITIES
    Purchases of machinery and equipment -
        Continuing operations                                               (273,378)      (107,379)
    Additions to equipment for self-constructed assets                      (190,793)      (104,021)
    Proceeds from disposition of equipment -
        Continuing operations                                                114,867          1,856
    Increase in cash value of officers' life insurance                        (6,000)         4,664
    Purchases of machinery and equipment -
        Discontinued operations                                              (29,167)            --
    Proceeds from disposition of equipment -
        Discontinued operations                                               65,000             --
                                                                         -----------    -----------

                  Net cash used by investing activities                     (319,471)      (204,880)


FINANCING ACTIVITIES
    Proceeds from (payments on) bank line of credit, net                     830,000        (65,000)
    Payments on long-term debt - Continuing operations                      (142,950)       (74,560)
    Redemption of common stock                                                    --        (19,998)
    Proceeds from borrowings on long-term debt -
        Continuing operations                                                421,478             --
    Payments on long-term debt - Discontinued operations                    (118,345)            --
                                                                         -----------    -----------

                  Net cash used by financing activities                      990,183       (159,558)
                                                                         -----------    -----------

NET DECREASE IN CASH
    AND CASH EQUIVALENTS                                                    (179,015)      (399,027)

CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD                              247,117      1,010,782
                                                                         -----------    -----------

CASH AND CASH EQUIVALENTS - END OF PERIOD                                $    68,102    $   611,755
                                                                         ===========    ===========


SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

    a) Cash paid during the period for interest was $103,100 ($61,722 - 1997).

    b) Cash paid during the period for taxes was $389,074 ($337,569 - 1997).


   The accompanying notes are an integral part of these financial statements.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                        JUNE 30, 1998
-------------------------------------------------------------------------------

1.  GENERAL

    The interim financial statements are unaudited, but in the opinion of management, reflect all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of results for such periods. The results of operations for any interim period are not necessarily indicative of results for the full year. These financial statements should be read in conjunction with the financial statements and notes thereto contained in the Company's annual report for the fiscal year ended December 31, 1997.

2.   INVENTORY

         Inventory consists of the following at June 30:

                                                                                           1998
                                                                                        ----------
         Raw materials                                                                     163,974
         Finished parts                                                                  1,463,072
         Work in process                                                                   143,117
         Finished machines                                                                 439,334
                                                                                        ----------

                                                                                         2,209,497
         Less:  LIFO reserve                                                               399,590
                                                                                        ----------

                                                                                        $1,809,907
                                                                                        ==========


         During the six month period ended June 30, 1998, certain items of rental and demonstration equipment which had originally been capitalized, were transferred back from property, plant and equipment to inventory for eventual resale to customers. These transfers were at original cost less accumulated depreciation, and totaled $190,793 for the six month period ended June 30, 1998.


3.   PROPERTY, PLANT AND EQUIPMENT

         The major categories of property, plant and equipment at six month period end were as follows:

                                                                                           1998
                                                                                       -----------
         Land and land improvements                                                         97,607
         Building I                                                                        750,241
         Building II and fixtures                                                          709,186
         Machinery and equipment (including approximately
           $200,248 under capital leases)                                                4,000,515
         Undeveloped land and preliminary development costs                                317,118
         Assets leased to customers                                                        274,345
                                                                                        ----------

                                                                                         6,149,012
                  Less accumulated depreciation                                         (3,130,252)
                                                                                        ----------

                                                                                        $3,018,760
                                                                                        ==========


Depreciation expense was $284,315 for the six month period ended June 30, 1998.

                       CLIMAX PORTABLE MACHINE TOOLS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS                        JUNE 30, 1998
-------------------------------------------------------------------------------

4.    DISCONTINUED OPERATIONS

     On August 31, 1998 the Company disposed of its wholly owned subsidiary, Alsana, Inc. All estimated future losses were accrued for at December 31, 1997. Operating losses during the six month period ended June 30, 1998 were charged against this accrual. A summary of the assets and liabilities of the discontinued operations as of June 30, 1998 follows:


    Assets:
         Current assets                                   $579,944
         Property, plant, and equipment                    268,123
         Other long-term assets                              2,984
                                                          --------
                                                           851,051

    Liabilities:
         Current liabilities                               246,909
         Long-term debt                                    614,681
                                                          --------
                                                           861,590

         Net liabilities of discontinued operations       $ 10,539
                                                          ========

                                   Team, Inc.
                   Pro Forma Consolidated Financial Statements
                                   (Unaudited)


On August 28, 1998, Team, Inc. ("Team" or the "Company") acquired all of the outstanding capital stock of Climax Portable Machines Tools, Inc., an Oregon corporation ("Climax"), in exchange for cash in the amount of $6,400,000 and 200,000 newly-issued shares of Team's common stock, $0.30 par value per share. In order to finance the acquisition of the Climax Shares, Team closed a credit facility with NationsBank, N.A. of Houston on August 26, 1998 in the amount of $24,000,000. The new facility is comprised of (i) a $12,500,000 revolving loan,
(ii) $9,500,000 in term loans for business acquisitions and (iii) a $2,000,000 mortgage loan to refinance existing real estate indebtedness. Team terminated the previously existing $10,000,000 revolving credit facility.

The following unaudited pro forma consolidated statements of operations for the twelve months ended May 31, 1998 and the three months ended August 31, 1998 give effect to the purchase by the Company of the capital stock of Climax as if the acquisition and related financing occurred on June 1, 1997 (the beginning of fiscal 1998). A pro forma consolidated balance sheet as of August 31, 1998 is not presented as the transaction is already reflected in such balance sheet previously filed by the Company on Form 10-Q.

The pro forma financial information is based on the historical consolidated financial statements of the Company and the historical consolidated financial statements of Climax and should be read in conjunction with such financial statements and accompanying notes. Climax's historical statements of income are for the twelve months ended June 30, 1998 and the three months ended August 31, 1998. Net sales and income from continuing operations for the one-month ended June 30, 1998 of $924,000 and $98,000 respectively, have been included in the pro forma results of operations for both the year ended May 31, 1998 and the three months ended August 31, 1998. The purchase method of accounting was used to prepare the pro forma financial statements using estimated fair values of the assets and liabilities of Climax. The purchase accounting adjustments to reflect the fair values of the assets and liabilities of Climax were based on management's evaluation as of this filing date and are subject to change pending final evaluation of the fair values of the assets and liabilities.

The pro forma financial information does not purport to be indicative of either
a) the results of operations which would have actually been obtained if the acquisition had occurred on the dates indicated, or b) the results of operations which will be reported in the future.

                                   TEAM, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                             YEAR ENDED MAY 31, 1998
                                   (UNAUDITED)


                                                                       CLIMAX
                                                                      PORTABLE
                                                                    MACHINE TOOLS,       PRO FORMA                PRO FORMA
                                                 TEAM, INC.              INC.           ADJUSTMENTS              CONSOLIDATED
                                                -----------         -------------       -----------              ------------
Revenues                                       $ 45,457,000         $ 12,194,000                                $ 57,651,000

Operating expenses                               25,933,000            5,775,000           (20,000)   (1)         31,688,000

Selling, general and administrative
   expenses                                      16,610,000            4,882,000          (121,000)   (2)         21,371,000

Interest expense                                    450,000              135,000           460,000    (3)          1,045,000
                                                -----------          -----------        ----------               -----------

Income from continuing
   operations before income taxes                 2,464,000            1,402,000          (319,000)                3,547,000

Provision for income taxes                        1,071,000              400,000           (82,000)   (4)          1,389,000
                                                -----------          -----------        ----------               -----------

Net income from continuing operations           $ 1,393,000          $ 1,002,000        $ (237,000)              $ 2,158,000
                                                ===========          ===========        ==========               ===========

Net income per common share:
   Basic                                         $     0.23                                                       $     0.35
   Diluted                                       $     0.22                                                       $     0.34

Weighted average number of
   shares outstanding:
   Basic                                          6,147,000                                                        6,147,000
   Diluted                                        6,312,000                                                        6,312,000


                                   TEAM, INC.
                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                       THREE MONTHS ENDED AUGUST 31, 1998
                                   (UNAUDITED)



                                                                       CLIMAX
                                                                      PORTABLE
                                                                     MACHINE TOOLS,       PRO FORMA                PRO FORMA
                                                  TEAM, INC.             INC.            ADJUSTMENTS              CONSOLIDATED
                                                 ------------         -----------        -----------              ------------

Revenues                                         $ 11,368,000         $ 2,303,000                                 $ 13,671,000

Operating expenses                                  6,492,000           1,255,000           (32,000)   (1)           7,715,000

Selling, general and administrative
   expenses                                         4,241,000           1,123,000          (180,000)   (2)           5,184,000

Interest expense                                       95,000              99,000            50,000    (3)             244,000
                                                 ------------         -----------         ---------               ------------

Income (loss) from continuing
   operations before income taxes                     540,000            (174,000)          162,000                    528,000

Provision (Benefit) for income taxes                  248,000             (59,000)           62,000    (4)             251,000
                                                 ------------         -----------         ---------               ------------

Net income (loss) from continuing operations     $    292,000         $  (115,000)        $ 100,000               $    277,000
                                                 ============         ===========         =========               ============

Net income per common share:
   Basic                                         $       0.04                                                     $      0.04
   Diluted                                       $       0.04                                                     $      0.04

Weighted average number of shares outstanding:
   Basic                                            7,392,000                                                       7,392,000
   Diluted                                          7,685,000                                                       7,685,000



                                    TEAM, INC
              NOTES TO PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
              FOR THE YEAR ENDED MAY 31, 1998 AND THE THREE MONTHS
                              ENDED AUGUST 31, 1998
                                   (UNAUDITED)


(1) To adjust depreciation expense of Climax from $506,000 to $486,000 for the twelve months ended May 31, 1998 and from $153,000 to $121,000 for the three months ended August 31, 1998, based upon the estimated fair values of the assets over the estimated useful line ranging from 3 to 25 years.

(2) To eliminate $200,000 in special bonuses given to key employees and former shareholders in connection with the acquisition, and to record goodwill amortization based on the goodwill resulting from the acquisition on a straight-line basis over a 40-year period.

(3) To eliminate Climax's interest expense on debt repaid and record interest expense at 7%, which approximates the interest rate in effect during the periods presented, on the $8.5 million borrowed to finance the purchase of Climax.

(4) To record the tax effect of the taxable pro forma adjustments at the statutory rate of 34%.